POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints
Carmine Napolitano and Paul Katawicz,
and each of them, his/her true and lawful attorney-in-fact to:

(a) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director, and/or 10% stockholder of Computer
Access Technology Corporation (the
"Company"), any and all Form 3, 4, and 5 reports in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(b) do and perform any and all acts for
and on behalf of the undersigned which
may be necessary or desirable to complete and execute any such Form 3, 4, or 5 report and timely file such form with the United States Securities and Exchange
Commission and any stock exchange
or similar authority; and

(c) take any other action of any type
whatsoever in connection with the
foregoing which, in the opinion of
such attorney-in-fact, may be of
benefit to, in the best interest of,
or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each
such attorney-in-fact full power and
authority to do and perform any and
every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange
Act of 1934.

This Power of Attorney supersedes and
replaces any and all powers of attorney
previously executed by the undersigned
in connection with the subject matter hereof and shall remain in full force and effect until the undersigned is no longer required to file
Form 3, 4, and 5 reports with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned
has caused this Power of Attorney to be
executed as of this 11th day of May 2004.

/s/
Signature

John T. Rossi
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